Exhibit 10.1

The redacted information has been excluded

because it is both (i) not material and (ii) of the type of information that the registrant customarily treats as private and confidential.

AssetMark, Inc.- Redi2 Master Software License and Services Agreement

This Master Software License and Services Agreement (“Agreement”) is executed by and between Redi2 Technologies, Inc., a Delaware corporation ("Redi2"), with an office at 205 Portland Street, Suite 202, Boston, MA 02114, and AssetMark, Inc. (“Company” or “AssetMark”), with offices at 1655 Grant Street, 10th Floor, Concord, CA 94520.  The terms of this Agreement shall apply to each License granted and to all services provided by Redi2 under this Agreement.  In the event of conflict between the body of this Agreement and an exhibit or Statement of Work hereto, the body of this Agreement will govern.

I.	DEFINITIONS
1.1

“Affiliate” shall mean any entity that is controlled by or is under common control with Company, which includes joint-ventures.  The term “control” as used above means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

1.2	“Corporate Confidential Information” shall have the meaning set forth in Section VII.
1.3	“Documentation” shall mean the user guides and manuals provided by Redi2 to Company for use of the Programs.
1.4

“Effective Date”, unless defined otherwise with respect to a particular exhibit attached hereto, shall be April 1, 2022.  The Effective Date approximates (a) the date by which both parties shall have executed this Agreement and (b) the date that Redi2 will begin providing services hereunder.

1.5

“License” shall mean a license agreement in the form attached hereto as Exhibit A entered into by Redi2 and Company granting to Company specific rights pursuant to this Agreement to access and use computer software owned by Redi2 or its licensors.

1.6	“Programs” shall mean the computer software owned by Redi2 or its licensors described in a License.
1.7

“Account” shall mean any account which Company, or its Affiliate, enters into the database of the Programs, whether manually or automatically interfaced into the database, for which fees are reconciled or calculated during a monthly, quarterly, semi-annual or annual period.

1.8

“Services” shall mean staff work done by Redi2 relating to the configuration of the Programs or to post-configuration analysis, research, error correction, applications design and development, support, training, or any other work done on behalf of Company.  Services for which Company has retained Redi2 are set forth in Exhibit B, Exhibit C, and any additional Exhibit hereto signed by the parties pertaining to the services to be provided by Redi2 to Company.

II.	PROGRAM LICENSE
2.1.

Rights Granted. Subject to the terms and conditions of each License and the terms and conditions of this Agreement, Redi2 grants to Company a non-exclusive, non-transferable (except as provided in Section 2.6) license to access and use the Programs.

2.2

Scope of Use.  Company shall access and run the Programs on a mutually agreed to number of servers to be managed and hosted in a data center as set forth in the applicable License. Company shall not use the Programs for any purpose outside the scope of this Agreement. Except as expressly provided in Exhibit A, Company shall not make the Programs available to any other person or entity through any other timesharing, service bureau, or other rental or sharing arrangements.

2.3

Ownership of Proprietary Rights.  Company acknowledges and agrees that Redi2 and its licensors shall retain all title, copyright, intellectual property, and other proprietary rights in and to the Programs.  Company shall at no time acquire any rights, express or implied, in the Programs, other than those specifically set forth in this Agreement.

2.4

Sublicensing.  Company shall not sell, sublicense, or otherwise transfer any right of Company under this Agreement to any third party (except as provided in Section 2.6), and any attempt at such a sublicense,

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transfer, or assignment shall constitute a material breach of Company’s obligations hereunder and shall be void and of no effect.
2.5

Transfer and Assignment. Company may not assign this Agreement or its rights or obligations hereunder, other than pursuant to a merger involving Company or a sale of all or substantially all of Company’s assets, provided that Company’s performance of its obligations hereunder are not materially adversely affected by such assignment.

III.	TERM AND TERMINATION
3.1.

Term. Each License granted under this Agreement shall have the Term set forth in the Exhibit A applicable to such License, unless such License or this Agreement is terminated as provided in Section 3.2 or 3.3.

3.2.

Termination by Company. Company may upon written notice terminate this Agreement or any License if Redi2 has materially breached its obligations hereunder, and such breach has remained uncured for 60 days after written notice specifying the breach.

3.3.

Termination by Redi2. Redi2 may terminate this Agreement or any License as set forth in the License at Exhibit A or upon written notice if Company materially breaches this Agreement and fails to correct the breach within 60 days following written notice specifying the breach.

3.4.

Effect of Termination. Termination of this Agreement or any License shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Company's obligation to pay all undisputed fees that have accrued or are otherwise owed by Company under this Agreement as of the date of such termination.  The parties' rights and obligations under Sections 2.3, 3.4, 3.5 and 4.2 and Articles V, VI, VII, and VIII shall survive termination of this Agreement.

3.5

Handling of Documentation Upon Termination.  If a License is terminated, Company shall (a) upon the effective termination date, cease accessing and using the applicable Programs and shall destroy or return to Redi2 all Documentation related to such Programs, and to the extent reasonably possible, and in accordance with applicable laws and regulations, all archival or other copies of such Documentation and (b) within ten (10) days of the effective date of termination, deliver to Redi2 a certificate executed by an executive officer of Company certifying to Redi2 that all copies of such Documentation have been destroyed or returned to Redi2 and that Company has retained no copies of such Documentation; provided however that any electronic records not capable of permanent removal/destruction may not be returned or destroyed but will not be used. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.  In the event that this Agreement is terminated, all Licenses shall be deemed to be terminated, and this Section shall apply to the return or destruction of all Documentation accordingly.

3.6

Handling of Company Data Upon Termination.  If a License is terminated, Redi2 shall (a) upon the effective termination date, cease accessing and using any of Company’s data (the “Company Data”) in the data center and shall make available to Company at no additional charge all such Company Data for download by Company in a format then supported by the Programs (any other formats or extractions will be provided by Redi2 under a mutually agreed upon Statement of Work for the fees set forth therein), and (b) within ten (10) days of the effective date of termination, deliver to the Company a certificate executed by an executive officer of Redi2 certifying to Company that all Company Data has been deleted and Redi2 has retained no copies of such Company Data; provided however that any electronic records not capable of permanent removal/destruction may not be returned or destroyed but will not be used.  This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.  In the event that this Agreement is terminated, all Licenses shall be deemed to be terminated, and this Section shall apply to the destruction of all Company Data accordingly.

IV.	WARRANTY AND INDEMNITY
4.1.

Redi2 Warranty. Redi2 warrants that, following Acceptance of the Programs (as described in Exhibit C) and for so long as Company orders and pays for Services, (a) the Programs will materially conform to the applicable Documentation; (b) the Programs have been developed in a workmanlike manner; (c) upon completion of the solution configuration services described in the attached Exhibit C, the Program Redi2 Wealth Manager will perform at least the following services: calculation of Company fees in accordance with the specifications set forth in the applicable License, production of client invoices, and creation of journal

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entries to properly record accounts receivable for revenue income statement reporting purposes.  Redi2 further warrants that (i) no Programs or any component of the Programs shall contain any viruses, trojan horses, time bombs or other malicious software programming material, (including but not limited to back doors or trap doors) that shall interfere with the normal operation of the Programs, as set forth in the applicable Documentation, or any other programs, computers or information assets of Company, either in permitting unauthorized access, or disabling, erasing, harming or otherwise altering any such programs, computers, or information assets; (ii) to the best of Redi2’s knowledge, no Programs or Services to be provided by Redi2 hereunder, nor any component, module or sub-division of any of the foregoing, infringes upon the copyright, patent, or other intellectual property rights of any other person; and (iii) it has the right to convey to Company a license to access and operate the Programs consistent with the terms of this Agreement. If the Programs fail to conform to the above warranties, Redi2 shall undertake, at its own cost and expense, to promptly remedy any non-conformities upon receipt of notice from Company identifying the non-conformity.  The preceding warranties are exclusive and in lieu of all other warranties, whether express or implied, including the implied warranties of merchantability and fitness for a particular purpose.

4.2.

Indemnity. Redi2 will defend, indemnify and hold harmless Company (and their respective directors, officers, shareholders, employees and agents) against any damages, claims, losses, expenses, costs, obligations and liabilities (including without limitation reasonable attorneys’ fees) arising out of (i) any claim that the Programs infringe a third party’s copyright, patent, or other proprietary right; (ii) any negligence or intentional misconduct of Redi2 resulting in personal injury or physical property damages; (iii) any violation by Redi2 of any law applicable to Redi2 or its Programs; or (iv) any employee taxes, unemployment insurance or any other employment-related costs or expenses attributable to the individuals retained by Redi2 to provide Services hereunder.  Company will promptly notify Redi2 in writing of its receipt of notice of the claim; provided Company’s failure to give prompt written notice shall relieve Redi2 of its obligations hereunder only to the extent that such failure to give notice prejudices Redi2’s ability to defend such claim.  Redi2 will have sole control of the defense and all related settlement negotiations, provided however that in the event any settlement imposes a non-monetary obligation on Company or requires Company to admit fault or liability, Redi2 may not enter such settlement without the approval of Company, which shall not be unreasonably withheld. Company will provide Redi2 (at Redi2’s expense) with reasonable assistance, information and authority necessary to perform Redi2's obligations under this Section.  In the event the Programs become the subject of an infringement claim indemnified under this Section, Redi2 shall have the option, at its expense, to (a) modify the Programs to be noninfringing without material loss of functionality or performance; (b) obtain for Company a license to continue using the Programs; or (c) terminate the license for the infringing Programs and refund the license fees paid for those Programs.  In the event Redi2 is unable to provide one of the foregoing remedies within ninety (90) days of notice of the claim, Client may terminate this Agreement on written notice to Redi2.

4.3

Exceptions to Infringement Indemnity.   Redi2 shall have no liability for any claim of infringement to the extent arising out of (a) use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Redi2 provides to Company at least 30 days prior to the date of any alleged infringement; (b) Company’s use of the Program for any purpose other than that specified under this Agreement; and (c) any aspect of the Program developed by Redi2 pursuant to Company’s specific instructions if such aspect could not be fulfilled in a non-infringing manner.

V.	PAYMENT PROVISIONS
5.1.

Invoicing and Payment. All fees shall be payable in accord with payment provisions specified in the Exhibits that describe Programs or Services and shall be deemed overdue if such fees remain unpaid after the applicable due date for any such fees. Failure to pay any material, undisputed portion of any fee when due shall constitute a material breach of this Agreement.

5.2.

Taxes.  The fees listed in this Agreement do not include the taxes set forth in the following sentence. If Redi2 is required to pay sales, use, value-added or other taxes (not including taxes imposed on Redi2’s income, real property, and personnel) based on the licenses granted or services rendered pursuant to this Agreement or on Company’s use of Programs or services, then such taxes shall be billed to and paid by Company.

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VI.	MANAGED HOSTING SERVICES.
6.1

Managed Hosting Provider. Company acknowledges and agrees that initially (a) [***] (“[***]”) is Redi2’s provider of facilities where the servers which run the Programs will reside, (b) no warranties, either express or implied, are made by or on behalf of  [***] under this Agreement, and (c) [***] shall not be directly liable to Company for any damages, whether direct, indirect, incidental or consequential arising from the use of the Programs on servers hosted and maintained by  [***].  Redi2 shall be responsible and liable to Company for the performance and compliance of [***] with the terms herein.  At any time during this Agreement, Redi2 may choose to designate another managed hosting provider located in the United States and will provide company at least 90 days prior notice of such intent to change Redi2’s provider.

6.2

Disaster Recovery Plan.  Redi2 shall continue to provide the Services to Company in the event of a disaster within Redi2’s own organization, including its subcontractors, including the managed hosting provider.  Redi2 will maintain an up-to-date business recovery plan and ensure that its staff is adequately trained to execute the plan in the event of an invocation.  Redi2 will make a copy of the plan available to Company for review on request.

6.3

Company Data.  To the extent Redi2 or its subcontractors, including its managed hosting provider, will have access to or possession of any Company Data, during the Term, Company grants Redi2 a non-exclusive, non-transferable, terminable at-will license to use the Company Data solely as necessary to perform this Agreement for Company’s benefit.  Any other use is strictly prohibited.

VII	NONDISCLOSURE.

Each party understands that it and their officers, employees, agents, or representatives in the course of negotiating, documenting, and conducting business under this Agreement, will have access to and come into contact with, information of the other party and such party’s clients including but not limited to the Programs, other software systems and programs, technologies, data, trade secrets, business processes, operational techniques and methodologies, ideas, organization charts, customer information, information about costs, profits, markets, sales, plans for future development and new product concepts, documents, the terms and pricing under this Agreement or other proposals, whether or not specifically identified as confidential (hereinafter referred to collectively as “Corporate Confidential Information”). All Corporate Confidential Information, unless otherwise specifically declared to the receiving party by the disclosing party, is deemed to have pecuniary value to the disclosing party and to be confidential, proprietary and trade secret in nature.  For the avoidance of doubt, all Company Data will be deemed Company Corporate Confidential Information.

A party's Corporate Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure, as evidenced by prior documentation, and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party who is rightfully in possession of such information and is under no duty of confidentiality with respect to such information; or (d) is independently developed by the other party without reference to or reliance upon the other party’s Corporate Confidential Information as evidenced by prior documentation.

Each party agrees to protect and treat as confidential the other party’s Corporate Confidential Information and not to disclose the other party’s Corporate Confidential Information to third parties or to use such Corporate Confidential Information for any purposes whatsoever other than as permitted under this Agreement. Each party will advise each of its employees, agents and representatives who has access to the other party’s Corporate Confidential Information of the obligation to keep such Corporate Confidential Information confidential and will not cause or permit other persons or entities to have access to Corporate Confidential Information without the disclosing party’s prior written consent.

Each party understands that the other party in many instances uses proprietary information and trade secrets of others under contractual license, and the receiving party shall treat such licensed proprietary information and trade secrets in the same manner as if such information is Corporate Confidential Information.

It is agreed and understood that in the event of a breach or threatened breach of this Section, monetary damages may not be an adequate remedy, and the party whose Corporate Confidential Information is being

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disclosed (or is being threatened to be disclosed) shall be entitled to seek injunctive relief to restrain any such breach.

VIII.	GENERAL TERMS

8.1

Governing Law.  This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, USA, without regard to its provisions concerning conflicts of law.

8.2

Notice. All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when received at the addresses in the first paragraph of this Agreement.

8.3

Limitation of Liability.  In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for loss of profits, revenue, data or use incurred by either party or any third party, whether in an action in contract or tort, even if the other party has been advised of the possibility of such damages. Neither party’s liability for damages hereunder shall in any event exceed [***].  The foregoing limitations and exclusions of liability shall not apply to the indemnity obligations in Section 4.2 or either party’s breach of Article 7.

8.4	Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.
8.5	Waiver. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.
8.6

Export Administration. Company agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

8.7

Relationship Between the Parties. Redi2 is an independent software company; nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

8.8

Exhibits; Entire Agreement. The Exhibits attached to this Agreement are hereby incorporated and made a part of this Agreement.  Additional Exhibits may be entered into from time to time by the parties and attached hereto, in which case such Exhibits shall be incorporated herein as of the effective date of such additional Exhibits.  This Agreement and its Exhibits constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement.  This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.  In particular, no shrink-wrap, click-wrap, or other terms and conditions, privacy policies, or agreements (“Additional Terms”) provided with any products, services, documentation or software, including any maintenance and support updates thereto, hereunder shall be binding on Company, even if use of such items requires an affirmative “acceptance” of those Additional Terms before access is permitted.  All such Additional Terms shall be of no force or effect and shall be deemed rejected by Company in their entirety.

The Effective Date of this Agreement shall be April 1, 2022.

AssetMark, Inc.:	Redi2 Technologies, Inc.:

Authorized Signature: /s/ Muk Mehta	Authorized Signature: /s/ Thomas Huddleston
Name: Muk Mehta	Name: Thomas Huddleston
Title: Chief Technology Innovation Officer	Title: CIO and Managing Director

Date: 5/3/2022        Date: 5/3/2022

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Exhibit A

AssetMark, Inc.- Redi2 Wealth Manager™ License

This Exhibit to the Master Software License and Services Agreement is entered into by and between Redi2 Technologies, Inc., a Delaware corporation (“Redi2”) and AssetMark, Inc.(“Company”) as of April 1, 2022, and shall be governed by the terms and conditions set forth therein. Defined terms used herein that are not otherwise defined shall have the meanings given them in the Agreement.

I.	Description of Programs.

Redi2 Wealth Manager™ (WM) is a flexible fee billing and revenue management system designed specifically for the processing of managed accounts.  As used in this Exhibit, the term “Programs” includes the Redi2 Wealth Manager fee billing and revenue management product and any of the optional modules Company chooses to license.

II.	License Rights Granted.
II.A.

Redi2 grants to Company a nonexclusive, nontransferable (except as provided in Section 2.6 of the Agreement) license to access and use the Programs in connection with the business of Company as follows:

i.	to have a maximum of [***] “full” operational named user licenses of the Programs; named user licenses exceeding this number will be charged at rates outlined in Section VI (Fees) below;
ii.	to configure the Programs for use with up to a maximum of [***] Accounts. Accounts exceeding this number will be charged at rates outlined in Section VI (Fees) below;
iii.	to use the Documentation provided with the Programs in support of Company’s authorized use of the Programs; and
iv.

to access the Programs on a single production instance and on a single UAT instance, as specified in section VI, solely to perform internal operations including performance testing with production size volumes.

v.	to access the Programs on one or more Quality Assurance instances, as specified in section VI, solely to perform internal operations.

II.B.	Company shall not attempt to obtain possession or control of any object code or source code applicable to any Program or to modify or enhance any Program.
II.C.

Company may not sell, license or otherwise provide the Programs or derivative Programs or access thereto to any third party for sublicensing, relicensing, resale, assignment, or other form of transfer or distribution.

II.D.	Company shall not copy or use the Programs (including Documentation) except as specifically permitted in this Agreement.
I.E.

Redi2 and its licensors shall retain all title, copyright, and other proprietary rights in the Programs.  Company does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement and related Exhibits.

III.	Related Materials and Services.

Redi2 will provide the following materials to Company to support configuration, access and use of the Programs:

i.	A WM Support Policies;
ii.	A WM Systems Interfaces Manual;
iii.	A secured URL address to access the Programs; and
iv.	User names and passwords for each named user to access and use the Programs according to the terms of this License.

IV.	Term.

Unless this License or the Agreement is terminated earlier as provided in Section 3.2 or 3.3 of the Agreement, this License grant shall remain in effect for a period of four (4) years from the Effective Date of this Exhibit (“Initial Term”).  At the end of the Initial Term, this License shall automatically renew for additional one year periods (each a “Renewal Term”) unless Company notifies Redi2 in writing not less than three (3)

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months prior to the expiration of the then-current Term of this License that Company has elected to terminate this License as of the expiration of the then-current Term, in which case this License shall terminate upon the expiration of the then-current Term.  The pricing set forth herein shall remain in place during the Renewal Term..  Thereafter, Redi2 may increase the fees on written notice to Company at least [***] prior to expiration of the then pending Initial Term or Renewal Term (each a “Term”) by not more than [***]increase since the last increase hereunder.

V.	User Acceptance Testing.

Company will conduct, at a minimum, one quarter of fee calculation for a subset of their account population in parallel with the current system and processes as an acceptance test designed to verify whether the Programs conform to the Documentation described in the Agreement. Company will perform the acceptance test and will determine whether the Programs pass the acceptance test.  When Company determines that the Programs pass the acceptance test, Company will provide Redi2 with written confirmation of acceptance by letter or email.  Such notification will establish the date when Company accepts the Programs (“Acceptance”). If the Programs fail to conform to the Documentation, Redi2 shall use commercially reasonable efforts to correct identified nonconformities and resubmit the Programs for testing If after the third such re-submission the Programs remain non-compliant, then notwithstanding anything to the contrary in Section 3.2 of the Agreement, Company may terminate the Agreement in its sole discretion on written notice to Redi2 solely with respect to the non-conforming Programs and received a refund of all fees paid for the non-conforming Programs.

VI.	Fees.
Annual Fees include license fees and standard support and maintenance outlined in Exhibit B. All prices are in United States Dollars (USD).

PROGRAMS LICENSED	•Redi2 Wealth Manager™
INITIAL TERM SUBSCRIPTION LICENSE FEES

Except as specified below, during the Initial Term of this Exhibit, the Subscription License Fee shall be a minimum of $[***] per month, due and payable monthly in advance.  Such Subscription License Fee shall apply until the number of Accounts equals [***].  If the number of Accounts exceeds [***] Accounts during any calendar month during the Initial Term of this Exhibit, Company shall pay the applicable Platform License Fee below for all Accounts in excess of [***] Accounts, which amounts shall be pro-rated and shall be due and payable monthly in advance.

During the duration of the Base Implementation and Development Project described in Exhibit D, Redi2 agrees to the following schedule for the payment of the Subscription License Fee described above:

Payment 1: $[***]

Milestones:

[***]

Payment 2: $[***]

Milestones:

[***]

Payment 3: $[***]

Milestones:

[***]

Payment 4:  $[***]

Milestones:

[***]

After the Initial Term of this Exhibit, the Base License Fees and Platform License Fees, each as set forth below shall apply, subject to the increases set forth in Section IV above.

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BASE LICENSE FEES	Beginning upon the first Renewal Term, the Base License Fee shall be a minimum of $[***], which amount is due and payable [***], and shall be subject to the increases set forth in Section IV above.
PLATFORM LICENSE FEES

Beginning upon the first Renewal Term, the Platform License Fee Schedule for the Programs shall be as follows (subject to the increases set forth in Section IV above):

•Up to [***] Accounts @ flat $[***]

•Next [***] Accounts @ $[***]

•Next [***] Accounts @ $[***]

•Next [***] Accounts @ $[***]

•Next [***] Accounts @ $[***]

•All accounts over [***] Accounts @ $[***]

The Platform License Fee is due and payable and is subject to a minimum of $[***].

QUALITY ASSURANCE ENVIRONMENT HOSTING FEES

In addition to the fees specified above, Redi2 will invoice Company an additional “Quality Assurance Environment Hosting Fee” per [***].

QA Environment Hosting Fee: Up to [***] Accounts @ $[***].

QA Hosting Fees shall be due and payable [***].

Company may elect to cease receiving any or all [***]by providing Redi2 with at least [***] prior written notice.  In the event that Company elects to cease to receive any or all QA environment, the parties shall mutually agree on a statement of work in respect of services to wind down the QA environment in scope in an orderly manner. [***].

In the event that Company has ceased to receive any or all QA environment and during the Term elects to begin receiving a new QA environment again, then (i) the parties shall mutually agree on a statement of work for the set-up and software installation of the said QA environment for a fee not to exceed $[***], and (ii) the QA Hosting Fees set forth above (including minimums and any increases in fees pursuant to Section IV of this Exhibit A) shall apply commencing from the time that Users are given access to the said QA environment.

ADDITIONAL NAMED USERS	Should the number of named users exceed [***], Company will pay $[***]
PREPAID PROFESSIONAL SERVICES HOURS

Company agrees to purchase [***] prepaid professional services “Quick Start” hours [***], commencing on the first anniversary of the Effective Date of this agreement. The blended hourly rate for these prepaid hours is: $[***].

Quick Start Hours are a block of prepaid hours that are applied to professional services provided by Redi2. Redi2 will track hours and provide estimates on services that will utilize Quick Start Hours. Redi2 will provide Company with an update each quarter as to the number of Quick Start Hours remaining. [***].

[***].

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Consulting and travel-related fees and expenses shall be billed monthly as incurred, which shall be incurred in accordance with Company’s travel policies.

Payment for all invoices shall be due within thirty (30) days after receipt of invoice.  In the event that undisputed payments are not received within sixty (60) days of receipt, a late fee of [***] of the total amount due will be assessed on a subsequent invoice.

The Effective Date of this Exhibit shall be April 1, 2022.

AssetMark, Inc.:	Redi2 Technologies, Inc.:

Authorized Signature: /s/ Muk Mehta	Authorized Signature: /s/ Thomas Huddleston
Name: Muk Mehta	Name: Thomas Huddleston
Title: Chief Technology Innovation Officer	Title: CIO and Managing Director

Date: 5/3/2022        Date: 5/3/2022

GDSVF&H\7952370.6

Exhibit B

AssetMark, Inc.- Redi2 Wealth Manager™ Support Services

This Exhibit to the Master Software License and Services Agreement is entered into by and between Redi2 Technologies, Inc., a Delaware corporation ("Redi2") and AssetMark, Inc.(“Company”) as of April 1, 2022, and shall be governed by the terms and conditions set forth therein. Defined terms used herein that are not otherwise defined shall have the meanings given them in the Agreement.

I.	Description of Services.
After Acceptance is achieved, Company retains Redi2 to provide the following support services for the Programs:

•	Technical assistance – Redi2 will provide Company with telephone and email-based technical support for the Programs [***].
•

New releases – Redi2 will provide Company with new releases of Programs that Redi2 makes generally available to customers.  Software releases typically contain software error corrections, new features, and enhancements. Redi2Wealth Manager’s Software Change Control and Release Process is described in Exhibit H.

•

Application consulting – Redi2 will provide Company with consulting services as needed for Software upgrades, enhancement reviews, assistance with regression test strategies, and performance tuning in accordance with Exhibit C.

•

Expert services – Separate and apart from the professional services to be rendered by Redi2 in connection with the initial Statement of Work hereunder, which is included in the fees set forth in Exhibit A, Redi2 will provide experts at agreed upon consulting rates to assist Company with post-production activities such as, report modifications.  Any such additional fees would be set forth in a separate Statement of Work (“SOW”). Redi2 will use reasonable efforts to make such experts available to Company as needed to resolve any incidents during the transition period. [***].  For the avoidance of doubt, expert services described in this Section are separate from Prepaid Profession Service Hours, as described in Exhibit A.

II.	Fees for Services.
Support and maintenance costs for the Programs are included in Section VI (Fees) referenced in Exhibit A.

Company agrees to reimburse Redi2 for actual, reasonable travel and living expenses for any on-site services requested (unless onsite services are required to remedy a breach by Redi2 of the Agreement, including the warranties therein), which shall be incurred in accordance with Company’s travel policies.  Redi2 agrees to invoice Company monthly for these expenses, with payments due within thirty (30) days after receipt of invoice.

III.	Term.

The term of this Exhibit B with respect to the Programs shall commence upon Acceptance and shall continue thereafter until the License applicable to the Programs is terminated as provided in the Agreement or the applicable Exhibit A.  Furthermore, in the event that the License granted pursuant to Exhibit A is terminated, this Exhibit shall terminate upon such termination of the License.

The Effective Date of this Exhibit shall be April 1, 2022.

AssetMark, Inc.:	Redi2 Technologies, Inc.:

Authorized Signature: /s/ Muk Mehta	Authorized Signature: /s/ Thomas Huddleston
Name: Muk Mehta	Name: Thomas Huddleston
Title: Chief Technology Innovation Officer	Title: CIO and Managing Director
Date: 5/3/2022	Date: 5/3/2022

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Exhibit C

AssetMark, Inc.- Redi2 Wealth Manager™ Professional Services

This Exhibit to the Master Software License and Services Agreement is entered into by between Redi2 Technologies, Inc., a Delaware corporation ("Redi2") and AssetMark, Inc.(“Company”) as of April 1, 2022 and shall be governed by the terms and conditions set forth therein.  Defined terms used herein that are not otherwise defined shall have the meanings given them in the Agreement.

I.	Description of Professional Services.
Company retains Redi2 to provide the professional related services detailed in a separate Statement of Work (“SOW”). This initial SOW is defined as Exhibit D.

II.	Enhancements, Customizations and Ancillary Services.

Should Company have billing or revenue management requirements that are not supported by the existing Redi2 Wealth Manager™ (WM) product, enhancements or customizations may be identified and quantified during discovery, which was performed and completed prior to the Effective Date under a Letter of Intent. Enhancement and customization requests identified during the discovery, have been quantified and presented to Company as Exhibit D, the terms and conditions of each SOW will refer to the Master Agreement.

III.	Company Staffing for Wealth Manager Professional Services Team.

The Redi2 Wealth Manager Professional Services Team will consist of staff assigned by Company and Redi2.

•	Company Staff – The fees outlined in this Exhibit for WM professional services depend upon active involvement of the following Company staff:

Staff role	Explanation
Executive Sponsor

The Company Executive Sponsor is an executive with the understanding, authority, and desire to achieve project goals as lead executive sponsor. The Company Executive Sponsor serves with the Redi2 Executive Sponsor as the final issue-resolution body. In addition, the Executive Sponsor is responsible for contracting and managing Redi2 as a service provider.

Project Manager

The Company Project Manager is an experienced person who is the primary interface for the Company and Redi2 relationship regarding any statement of work between the Company and Redi2  . The Project Manager has prime responsibility for timely resolution of issues, questions, and priorities. In addition, the Company Project Manager is responsible for coordinating Company activities required for a successful project outcome.

Technical Lead

The Company Technical Lead provides Redi2 with answers to specific Company hardware and software questions. This individual also is the point-of-contact for all issues relating to interfaces to/from external systems.

Key User(s)

Company Key Users provide feedback to Redi2 with regard to day-to-day operations and processes. Redi2 must have access to key business personnel from Company during various stages of the project and may require their services from four to five days per week.

•	Redi2 Staff – Redi2 shall assign staff to perform WM professional services including but not limited to a Business Analyst and Project Manager:

IV.	Fees for Professional Services.
Company agrees to pay Redi2 the following rates for the implementation and customization services described in this Exhibit:

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Role	Rate
Application Developer(s)	$[***]/hour
Quality Assurance Engineer(s)	$[***]/hour
Client Services Engineer(s)	$[***]/hour
Implementation Engineer	$[***]/hour
Business Analyst	$[***]/hour
Training Specialist	$[***]/hour
Senior Business Analyst	$[***]/hour
Senior Project Manager	$[***]/hour
Senior Solutions Architect	$[***]/hour
Delivery Director	$[***]/hour

Professional Services fees shall be invoiced monthly as incurred. Redi2 will provide details of all services provided during a given billing period with invoice. Payment is due within thirty (30) days after receipt of invoice.  In the event that undisputed payments are not received within sixty (60) days after the receipt of an invoice, a late fee of [***] of the total amount due will be assessed on a subsequent invoice.

To the extent set forth in a Statement of Work or a separate signed writing by Company, Redi2 will invoice Company for reimbursement of reasonable out-of-pocket expenses incurred in providing professional services.  Expenses may include, but are not limited to, travel, lodging, meals and telephone charges and will comply with applicable Company guidelines.  Redi2 does not bill time for travel to and from Company sites.

The Effective Date of this Exhibit shall be April 1, 2022.

AssetMark, Inc.:	Redi2 Technologies, Inc.:

Authorized Signature: /s/ Muk Mehta	Authorized Signature: /s/ Thomas Huddleston
Name: Muk Mehta	Name: Thomas Huddleston
Title: Chief Technology Innovation Officer	Title: CIO and Managing Director
Date: 5/3/2022	Date: 5/3/2022

GDSVF&H\7952370.6

Exhibit D

AssetMark, Inc.- Redi2 Wealth Manager™ Base Implementation and Development Project SOW

This Exhibit to the Master Software License and Services Agreement is entered into by between Redi2 Technologies, Inc., a Delaware corporation ("Redi2") and AssetMark, Inc.(“Company”) as of April 1, 2022, and shall be governed by the terms and conditions set forth therein.  Defined terms used herein that are not otherwise defined shall have the meanings given them in the Agreement.

AssetMark Implementation Introduction: Project Scope and Objectives

AssetMark is a leader in the wealth management and managed accounts industry. Through AssetMark’s platform, wealth managers and financial advisors are empowered to offer world-class advice and asset management services to clients throughout the US. As of today, AssetMark services over 300 broker-dealers and independent RIAs, and collectively these firms deliver financial advisory services to over 400,000 investment accounts up approximately $100B in AUM. AssetMark is growing rapidly and is looking to streamline and scale its billing operations to gain operational efficiencies and reduce its overall risk.

The goal of this document is to capture and describe the efforts required by Redi2 Technologies to configure an instance of Redi2 Wealth Manager (WM) for AssetMark as well as to develop and deliver the priority 1 development items described in the Implementation Services Proposal (ISP). For additional details concerning this effort, please reference the Business Requirements Documentation (BRD) and Implementation Services Proposal (ISP).

For reference, the ISP has been attached to this agreement as Attachment 1.

Anticipated term of the SOW

Efforts towards this SOW began March 16, 2022, with an anticipated completion date of [***]. This date is dependent on project deliverables by both Redi2 and AssetMark. The finalized project milestone dates shall be set forth in the agreed upon initial project plan.

AssetMark Implementation Configuration Requirements (technical)

Base Implementation: True to its name, the Base Implementation is a required effort and covers the tasks needed to onboard AssetMark onto Redi2 Wealth Manager. Unless called out otherwise, these are estimated efforts based on our discovery effort and subsequent project discussions. At a high level, we summarize these tasks in the following steps:

•	Environments and Hosted Ops: This effort involves the procurement and base software configuration of the UAT and PROD environments.
•

UAT Software Configuration: A collaborative effort between our implementation team and AssetMark subject matter experts (SMEs) to determine the optimal way to configure your book of business on WM and set up this configuration.

•	UAT Data Conversion: This phase of the onboarding process loads the account, fee schedule and position/transaction data into the UAT environment in preparation for running mock billing cycles.
•	Training: Preparation of material and training sessions for end-users on the WM application and workflows to support the billing process.
•	User Acceptance Testing (UAT): Redi2 support of the user acceptance testing effort.
•	Go-Live: This effort involves the preparation, configuration of the production environment as well as support of the production parallel effort until the cut-over to using WM in its entirety.

In accordance with the ISP, the breakdown of estimated hours for the Base Implementation is as follows:

[***]

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Client Required Development: This is the effort of our engineering team to develop the enhancements identified and specified in the ISP. Please note that all the development items are specified at a fixed cost based on the discovery process and subsequent BRD. Any changes subsequently could lead to a formal change to scope/schedule and could modify the efforts and/or price.

Priority 1 Development by Redi2

These are enhancements to be developed by Redi2 according to our internal project timeline and deliver these enhancements as part of the overall project timeline.

[***]

Development Items by Effort

[***]

Statement of Work Details

Estimated Effort: [***]

Estimate USD ($) Cost: $[***]

Expected Delivery Date: [***]

[***].

Other Terms:

Failure of either party to meet their deliverables or responsibilities in a timely manner may result in a change request and could affect the project schedules and efforts/price. All changes requested to the estimated time and effort on project milestones and deliverables need to be agreed upon mutually before the change is effective. Redi2 will invoice AssetMark monthly for the time and materials associated with this project, with payments due within thirty (30) days of the invoice date. The product, functionality, report, or other outcome resulting from the successful completion of this Statement of Work shall become part of the standard Redi2 Wealth Manager™ offering as a whole.

Work Effort and Cost Estimates

Redi2 estimates the overall development, testing, and deployment costs described in this SOW to be:

[***]

Redi2 estimates the overall development-related delivery schedule to be:

[***]

The Effective Date of this Exhibit shall be April 1, 2022.

AssetMark, Inc.:	Redi2 Technologies, Inc.:

Authorized Signature: /s/ Muk Mehta	Authorized Signature: /s/ Thomas Huddleston
Name: Muk Mehta	Name: Thomas Huddleston
Title: Chief Technology Innovation Officer	Title: CIO and Managing Director
Date: 5/3/2022	Date: 5/3/2022

GDSVF&H\7952370.6

Exhibit E

AssetMark, Inc.- Redi2 Wealth Manager™ Managed Hosted Services

This Exhibit to the Master Software License and Services Agreement is entered into by and between Redi2 Technologies, Inc., a Delaware corporation (“Redi2”) and AssetMark, Inc.(“Company”) as of April 1, 2022, and shall be governed by the terms and conditions set forth therein.  Defined terms used herein that are not otherwise defined shall have the meanings given them in the Agreement.

Redi2 will deploy, maintain, and support the Programs on managed hosted servers located in a SSAE No. 16 SOC audited data center with a primary location in [***].  Users of the Programs will access the Programs with their desktop browser.

Here is a description of services available with the managed hosted offering:

Definition and description of services:

•	[***]% Program availability [***] within an SSAE No. 16 SOC audited data center
•	Acquisition and maintenance of computer hardware to support the Wealth Manager installation
•	[***]
•	Providing and managing of relational database management software, including database configuration, scheduled backups, tuning and upgrades
•	Installation and maintenance (including updates and releases) of Wealth Manager
•	Maintenance and management of secure Internet connectivity via a secure socket layer (SSL)
•	Management of and assistance with the management of operational tasks, such as schedulers, data loading, and scripts
•	Maintenance of disaster recovery capabilities and business continuity plans
•	[***]
•	[***]
•	Access to Production and Test installations of Wealth Manager
•	Encrypted file transmission via secure FTP
•	Intrusion detection/prevention software and monitoring services
•	Annual disaster recovery test

The Effective Date of this Exhibit shall be April 1, 2022.

AssetMark, Inc.:	Redi2 Technologies, Inc.:

Authorized Signature: /s/ Muk Mehta	Authorized Signature: /s/ Thomas Huddleston
Name: Muk Mehta	Name: Thomas Huddleston
Title: Chief Technology Innovation Officer	Title: CIO and Managing Director
Date: 5/3/2022	Date: 5/3/2022

GDSVF&H\7952370.6

Exhibit F

AssetMark, Inc.- Redi2 Wealth Manager™ Service Level Agreement

This Exhibit to the Master Software License and Services Agreement is entered into by and between Redi2 Technologies, Inc., a Delaware corporation (“Redi2”) and AssetMark, Inc.(“Company”) as of April 1, 2022, and shall be governed by the terms and conditions set forth therein. Defined terms used herein that are not otherwise defined shall have the meanings given them in the Agreement.

In the event of a conflict between this Exhibit F and Exhibit G, this Exhibit F shall govern.

Program Availability

[***]% Availability during Scheduled Overall Minutes

“Scheduled Overall Minutes” means the total number of minutes in a calendar month based on twenty-four (24) hours in each day and seven (7) days in each week, minus minutes that are applicable to Excused Downtime.

“Availability” = Uptime / (Total Time – Excused Downtime) x 100; Availability means the Programs are available for use as contemplated under the Agreement.

“Uptime” means the time that the Programs are available during a calendar month.

“Excused Downtime” means the time that the Programs may be unavailable as a result of scheduled maintenance.

“Processing Time” means the consecutive time needed to process standard data files and to calculate fees as required for the Normal Day Cycle or Period End Cycle.

Processing Time SLA

Metric	SLA
Normal Day Cycle (Non-period end processing)	Total Processing Time (“TPT”) < [***]. TPT is the sum of: •[***]. •[***].
Period End Cycle (Period end processing)	TPT< [***]s. TPT is the sum of: •[***]t. •[***].

“Normal Day Cycle” means a daily billing cycle that processes standard daily data files and calculates daily fee.

“Period End Cycle” means a daily billing cycle that processes both standard daily data files and standard period end data files and calculates daily and periodic fees.

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Prioritizing Incidents

Clients can assign a priority to each incident according to the criteria listed:

Priority	Criteria
Critical	•[***]
High	•[***]
Low	•[***]

Note: If Redi2 support staff disagrees with a client’s choice of priority, a support staff member will contact the client immediately. If the parties disagree on the priority level, Redi2 will work with the client to resolve the disagreement and ensure your financial operations are not in jeopardy.

Prioritizing Incidents

Incidents identified by Company and communicated to Redi2 will be prioritized based on Redi2’s assessment of their Severity. An incident’s priority is defined by its expected impact to Company’s business. Priority is defined in the Prioritizing Incidents section of exhibit G:

Redi2 will respond to Incidents according to the definitions set forth below and in Exhibit G, or as mutually agreed upon response time.

An Incident shall be reported by Company as set forth in Exhibit G. Redi2's obligation with any reported Incident is to diagnose the Incident, evaluate alternatives and implement a fix or workaround.  A permanent fix to the Programs can, at Redi2's option, follow in accordance with Redi2's standard software release process, a maintenance release, or an “Emergency Bug Fix” or “EBF”.

If Redi2 cannot correct an Incident within the specified timeframe set forth below, Redi2 will report the need for an extension to Company, prior to the expiration of the stated timeframe.  Redi2 and Company will mutually agree on an extension.  Company approval of an extension shall not be unreasonably withheld.

Company may also request that Redi2 work within a shorter time period than stated below due to important business needs.  Redi2 will use all reasonable efforts to comply, notwithstanding other Incidents reported.  Where multiple Incidents may be reported, the parties may agree that combining and/or prioritizing Incidents is more suitable to a resolution.  The parties may mutually agree on such an action.

Incident Response

Redi2 will respond to all End User incidents within [***] Response Time during Standard Business Hours.  “Standard Business Hours” means 8:30 AM to 8:30 PM ET, Monday through Friday, excluding Redi2 holidays.

If an End User incident is “Critical” as defined in Exhibit G and is logged during [***] after a billing period end, then the Response Time window will extend beyond Standard Business Hours to [***].

Incident Resolution

i.	For Critical Incidents, Redi2 will [***].
ii.	For High Incidents, Redi2 will [***].
iii.	For Low Incidents, Redi2 will [***].

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First Response and Resolution Times SLA

“Response Time” is measured as the interval between the initial End User communication as evidenced by the existence of a support ticket in Redi2’s Ticketing System to the acknowledgement and confirmation of the support ticket as evidenced in the amended support ticket.

“Resolution Time” is measured as the interval between the timestamp of the incident reported time as evidenced in the support ticket in Redi2’s Ticketing System and confirmation of the final resolution of the problem as evidenced in the amended support ticket.

Availability and the Calculation of Availability

Service level failures will be assigned points based on the schedules below.

User Interface Availability during Scheduled Overall Minutes

Monthly System Availability	Service Level Credit Points
[***]% - [***]%	[***]
[***]% - [***]%	[***]
[***]% - [***]%	[***]
[***]% - [***]%	[***]
Below [***]%	[***]

Any Service Level Credit Points for the Program Availability service levels will be added to the Total Monthly Service Level Credit Points for the given month.

Processing Time

Processing times will be evaluated as to the number  of Normal Day Cycles and Period End Cycles whose Total Processing Time exceeded their associated service level commitment.

For the processing time measurement, Period End Cycles are weighted at a factor of three versus the Normal Day Cycles that are weighted at a factor of one.

Monthly Processing Time Exceeded Occurrences = number of (Normal Day x 1) and (Period End x 3) Cycles exceeding their TPT SLA

Monthly Processing Time Exceeded Occurrences	Service Level Credit Points
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Greater than [***]	[***]

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First Response Time

For purposes of calculating the Service Level Credit Points value for a given month pertaining to First Response Time SLA, the following formula for First Response Time Average will be used:

“First Response Time Average” = (Tickets Compliant with First Response Time) / (Total Number of Tickets for the Month) x 100

First Response Time Average	Service Level Credit Points
[***]% - [***]%	[***]
[***]% - [***]%	[***]
[***]% - [***]%	[***]
[***]% - [***]%	[***]
Below [***]%	[***]

Final Resolution Time

For purposes of calculating the Service Level Credit Points value for a given month pertaining to Final Resolution Time SLA, the following formula for Final Resolution Time Average will be used:

“Final Resolution Time Average” = (Tickets Compliant with Final Resolution Time) / (Total Number of Tickets for the Month) x 100

Final Resolution Time Average	Service Level Credit Points
[***]% - [***]%	[***]
[***]% - v%	[***]
v% - [***]%	[***]
[***]% - [***]%	[***]
Below [***]%	[***]

Service Level Credits

The schedule below defines how Redi2 will credit AssetMark to be passed through to an End User for the Service Level Credit Points accumulated for a given month.

Service Level Credit Points	Service Level Credit
[***]	[***]
[***]	[***]%
[***]	[***]%
[***]	[***]%

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[***]	[***]%
[***]	[***]%

Whenever Service Level Credits apply, the parties shall meet to discuss possible corrective actions. Any Service Level Credits calculated against the corresponding month’s invoice and will be applied to the subsequent monthly invoice.

The Effective Date of this Exhibit shall be April 1, 2022.

AssetMark, Inc.:	Redi2 Technologies, Inc.:

Authorized Signature: /s/ Muk Mehta	Authorized Signature: /s/ Thomas Huddleston
Name: Muk Mehta	Name: Thomas Huddleston
Title: Chief Technology Innovation Officer	Title: CIO and Managing Director
Date: 5/3/2022	Date: 5/3/2022

GDSVF&H\7952370.6

Exhibit G

AssetMark, Inc.- Redi2 Wealth Manager™ Support Policies and Procedures

This Exhibit to the Master Software License and Services Agreement is entered into by and between Redi2 Technologies, Inc., a Delaware corporation (“Redi2”) and AssetMark, Inc.(“Company”) as of April 1, 2022, and shall be governed by the terms and conditions set forth therein.  Defined terms used herein that are not otherwise defined shall have the meanings given them in the Agreement.

Overview

Redi2 Technologies strives to offer exceptional support by providing timely technical assistance with production issues, planning for upwards compatibility with new product releases, and assisting clients’ staff in meeting the increased demands placed upon them.  After successfully implementing Redi2 Wealth Manager, clients can expect quality support from the Redi2 Client Services Team as part of our maintenance program.  This document explains Redi2 Technologies’ Support Policies and Procedures for the Wealth Manager application.

Contact

Clients may contact the Redi2 Support Desk from 8:30 am EST to 8:30 pm EST via the following methods:

•	Support Ticket at [***]
•	email to [***]
•	calling [***]

All requests are logged into our ticketing management system, Zendesk, for reporting and logging purposes. All requests are prioritized, assigned an incident category, and tracked through to resolution.

Redi2’s Commitment

Redi2 measures its success by the success of each client’s Wealth Manager implementation and ongoing use. It is our responsibility to ensure that production installation meets clients’ needs and expectations. To provide this level of quality, the Redi2 Support Desk commits to:

Providing prompt and accurate assistance –Our experienced Product Support team becomes an extension of our clients’ finance systems and billing operations teams. Our Product Support and Hosted Operations teams assist with billing-related topics and associated technical matters with our clients’ certified technical contacts. The Redi2 support staff will resolve each incident according to the incident priority assigned. Once an incident is marked resolved, Redi2 support staff strive to identify its cause and initiate corrective action to avoid similar incidents. Redi2 views each incident as an opportunity and an obligation to improve the quality of our product, service, documentation, and training. Redi2 performs postmortem on incidents to identify the following:

•	Root cause analysis as to how the incident occurred
•	Remediation steps performed to resolve the incident
•	Preventative measures put in place to ensure this type of incident does not occur in the future
•	Recommended action such as documentation, training or any action related to product and service

Ensuring compatibility upward – Redi2’s software development life cycle (SDLC) uses Agile methodology with set iteration timelines, code reviews, and quality assurance before certifying each new version of Wealth Manager.

Optimizing financial operations – Redi2 Service Offerings supported by staff are foundational in optimizing business potential and minimizing costs through evaluation, measurement, and monitoring of the automation of financial operations.

Redi2’s Client Responsibility

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Clients share in our quality commitment by:

Assigning appropriate staff to communicate with Redi2 – Clients designate one primary and one secondary technical contact.  The designated contacts are authorized to communicate with the Redi2 support staff regarding incidents. The purpose of this approach is to limit the number of individuals contacting the Redi2 Support Desk to those who are the most knowledgeable and experienced in Wealth Management. These contacts will work with their internal teams and Redi2 support staff to investigate and resolve each incident.

Adhering to Redi2 processes to resolve incidents – An incident is any customization, product enhancement, unexpected result, or general question. When an incident occurs, a clients’ certified contact must communicate to the Redi2 Support Desk via the Redi2’s Customer Portal at [***] or email at [***] to properly log the incident.

Providing reproducible and detailed problem descriptions – Redi2 can provide better and faster service when clients offer clear, step-by-step problem descriptions that allow our support staff to reproduce or verify the incident.

Validating defects - If Redi2 support staff determines an incident to result from a product defect, the Redi2 support staff will escalate the incident to Redi2 development for a resolution. The client’s certified contacts are responsible for validating the resolution and confirming that Wealth Manager is working as expected.

Custom Support Options

Because our support staff can offer you customized support to enhance your business, we have identified areas that are part of our standard support offering (Non-billable Support) and areas that go above and beyond our support offering to augment your staff assignments. (Billable Support or Service Request)

Non-Billable vs Billable Support (Service Request)

Redi2’s support staff is available to help you with any of your billing needs with our software.

Your Support agreement covers support for the following types of incidents:

[***]

The following items are considered billable items and are referred to as Service Requests. Service Requests are fee-based and not included in your standard support contract.  Any additional fees for the foregoing must be pre-approved by Company in writing.

[***].

Support Procedures and Guidelines

When a designated client contact contacts the Redi2 Support Desk for an application issue, a customization request, a product enhancement, or a general question, Red2 support staff will log the incident in our online tracking tool. Clients should report an incident when they

•Encounter behavior in Wealth Manager that is undocumented and unexpected

•Raise a question about how to use or manage Wealth Manager

•Submit a Service Request

Redi2 support staff can quickly investigate and resolve incidents when provided with a complete description of the issue, detailed instructions on reproducing the problematic behavior, and various other information outlined below.

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Redi2/Client Requirements for Incident Process

Redi2 responsibility	Client responsibility
Upon receiving a ticket submission, Redi2’s support tracking system will assign a unique tracking number and send a receipt notification

Attempt to resolve Wealth Manager questions and problematic behavior by consulting the Wealth Manager documentation before reporting an incident. Clients have access to an online or electronic version of the documentation.

Assign a Redi2 support staff member to resolve the incident and provide the client with contact information	•Submit an incident via the client portal at [***] or •Send an email to [***] or •Contact Redi2 via phone at [***].
Ensure that the incident is resolved quickly as possible consistent with the incident priority level	Ensure that critical information is not omitted or incomplete.

Required Information when Reporting an Incident

Information	Description
Contact Information	[***] Note: Only designated contacts may submit incidents to the Redi2 Support Desk
Type	Question, Defect, Enhancement, or Service Request.
Priority	Critical, High, or Low
Product Environment	Production, Test, Disaster Recovery. The product area in which the incident is occurring.
Subject	A brief description of the incident
Problem Description

Detailed instructions on how Redi2 support staff can reproduce the behavior. Include the following where applicable:

•    Expected behavior

•Login - username, password

•Responsibility

•Menu path

•Field prompts

•Values entered

•Actions performed and their order

•Screenshots

•Logs

Responsibilities according to Priority of Incidents:

	Redi2 Responsibility	Client Responsibility
Critical-Priority Incidents

•Provide continuous assistance in coordination with client to:

Utilize reasonable efforts to provide client with a working solution.

Propose workarounds (when possible) to restore production  capabilities until the incident is resolved

•Contact the Redi2 Support Desk via email, client portal, or by telephone.

•Provide continuous assistance to REDI2 to enable them to resolve the incident or provide a viable working solution.

•Authorize viable workarounds or resolutions until Redi2 can provide an Emergency Bug Fix (EBF)

Note: If the responsibilities listed above are not met for a “Critical” priority incident, Redi2 reserves the right to lower the incident priority to “High”.

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Non-Critical-Priority Incidents

•Provide timely communication and work with the client to establish an agreed-upon target resolution time

•Propose workarounds (when possible) to restore production capabilities until the incident is resolved

•Contact the Redi2 Support Desk via email, client portal, or by telephone. •Provide a reasonable resolution time based on the scope and the severity of the issue.

Resolving an Incident

Redi2 support staff will work to resolve incidents according to the priority level assigned to it and will close the incident only after receiving a client’s approval/authorization.

Incident resolutions are categorized as follows:

Resolution	Description
Solution/Fix

•Permanent resolution or fix to the incident is provided

•Critical priority incidents usually require Emergency Bug Fixes (EBFs)

•High priority incidents may require Emergency Bug Fixes (EBFs)

•Non-critical defects/enhancements are typically resolved in Service Packs or general releases of Wealth Manager

Workaround	•Temporary resolution to the incident •Enables the client to continue business operations until a permanent resolution is found •Client may choose to accept or decline a workaround

Resolution Responsibilities:

Redi2 responsibility	Client responsibility

•   Determine if the reported incident is a defect.

•   Contact client and discuss how to proceed if the incident is not a defect

•   If the incident is determined to be a defect, Redi2 will reproduce the issue in an internal copy of the client’s production product area (if necessary)

•   Identify the root cause of the defect

•   Fix the defect

•   Create a reproducible test that demonstrates the

    correction

•   Publish the defect resolution in Wealth Manager Release Notes

•   Send Redi2 support staff complete information

    regarding the incident

•   Answer any questions from the Redi2 support staff and work with us on the schedule that the defect priority dictates

•   Review the Wealth Manager Release Notes and

    contact Redi2 support staff promptly if there is

    disagreement with the resolution or delivery.

•   Verify the incident resolution in a test area

    and authorize Redi2 to install the fix in the production area

•   Authorize Redi2 to close the defect

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The Effective Date of this Exhibit shall be April 1, 2022.

AssetMark, Inc.:	Redi2 Technologies, Inc.:

Authorized Signature: /s/ Muk Mehta	Authorized Signature: /s/ Thomas Huddleston
Name: Muk Mehta	Name: Thomas Huddleston
Title: Chief Technology Innovation Officer	Title: CIO and Managing Director
Date: 5/3/2022	Date: 5/3/2022

GDSVF&H\7952370.6

Exhibit H

AssetMark, Inc.- Redi2 Wealth Manager™ Software Change Control and Release Process

This Exhibit to the Master Software License and Services Agreement is entered into by and between Redi2 Technologies, Inc., a Delaware corporation (“Redi2”) and AssetMark, Inc.(“Company”) as of April 1, 2022, and shall be governed by the terms and conditions set forth therein.  Defined terms used herein that are not otherwise defined shall have the meanings given them in the Agreement.

Overview

Redi2 Technologies strives to develop and deliver software that is purpose built and free of defect. This exhibit describes Redi2’s software change control process and outlines Redi2's agile process with code management, code branch strategy, movement of code, and deployment within Wealth Manager

Scope

Redi2-Engineering follows the Agile Software Development process and typically releases software every two weeks. For change control purposes, installations to Production environments need a supporting change control process. This exhibit details the software change control process that is followed

Source Code Management and Versioning

Redi2-Engineering uses source code management to track a collection of files and folders. Any time a change is made to a file or folder, these changes are committed to the repository, which in turn, creates a new revision in the repository reflecting these changes.

Product	Source code management and versioning
[***]	[***]

Release candidates and code branching strategy

Redi2-Engineering follows the Agile Software Development process and typically releases software every two weeks.

Once a development iteration is completed, the source code is branched into its branch area. This serves to "freeze" as well as to classify an Engineering certified codebase in versions for further use, which may include:

•	Engineering integration testing on an integration environment
•	QA testing on an internal QA environment
•	Performance testing on an internal performance environment
•	UAT testing on a client UAT environment
•	Production install once all testing phases are completed

The source code branch, once cut, becomes a release candidate and is potentially releasable to any of the environments mentioned above.

Defects found during any testing phase are always:

•	Fixed in the corresponding branch of the said release candidate, and
•	Merged into the trunk/head (i.e., regular development area) SVN area, such fixes are available in a future branch.

Software package naming and versioning

Redi2-Engineering follows a very well-defined, structured, and internally standardized software package versioning strategy; a standardized versioning strategy helps to:

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•	Identify critical release candidate information by simply looking at the name of a release candidate package name
•	Remove any ambiguity about release candidate package
•	Streamline intra-team communication when discussing a release candidate
•	Streamline reference documentation, e.g., defect tracking systems, release notes, etc.

Redi2 follows the following naming convention to name and version release candidates:-

Product	Naming Convention
Wealth Manager	<Product>-<TargetEnvironment>- <MajorVersion>.<MinorVersion>.<PatchVersion>- <SVNRevision>-<BuildNumber>-<BuildDate>.zip

The following table provides more detail about the various parts of a software package name.

S.No.	Name part	Description	Mandatory /Optional	Example
1	Product	One word product name, usually a shorted title (e.g., rm for Revenue Manager, wm for Wealth Manager, etc.)	Mandatory	rm, wm, etc
2	TargetEnvironment	One word environment name, usually a shorted name (e.g., prod for production, etc.)	Mandatory	dev, QA, UAT, prod, etc
3	MajorVersion	Self-explanatory	Mandatory	1, 2, etc
4	MinorVersion	Self-explanatory	Mandatory	01, 09, 15 etc
5	PatchVersion	Self-explanatory	Mandatory	00, 03, 10 etc
6	SVNRevision	Self-explanatory	Mandatory	r1256, r6543 etc
7	BuildNumber	Self-explanatory	Mandatory	b1, b12 etc
8	build date	Self-explanatory	Mandatory	yyyyMMdd formatted date

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Code promotion process

The following process diagram shows the high-level workflow steps executed in the overall lifecycle of a potential release candidate being released from development and to potential deployment in a particular environment.

Software Deployment Process

Software deployment and installation procedures.

Deployment Archive Packaging

The release candidate package is a fully self-contained package containing the following:

•	Deployable archives for the target application server.
•	Database upgrade scripts to handle database updates
•	Configuration files to manage various environment configuration properties.
•	Application server files and settings needed to manage the application server properly.
•	An installer application to execute the actual install
•	Data scripts to seed a new environment.

Application Deployment

Applications are deployed on an application server:

The installer application included in the release candidate package handles the full end-to-end deployment of the application and database upgrades. Specifically, the installer application handles the following:

•	Execute database upgrade (see next section for further details).
•	Stop the application server if it is running.
•	Deploy the application and associated configuration files to the application server.
•	Start the application server.

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Database Upgrades

Database upgrades are performed via DevOps. All database changes are changed, controlled, and checked into source control

Both application and database upgrade deployments to any Company instances are subject to approval by Company.

Communicating current and future product development schedules

On request by Company, Redi2 will facilitate a discussion between the parties regarding (i) Redi2’s current product development schedule for the Service, including development to address changes in law and regulations; and (ii) requests from Company for future changes to the Service.

The Effective Date of this Exhibit shall be April 1, 2022.

AssetMark, Inc.:	Redi2 Technologies, Inc.:

Authorized Signature: /s/ Muk Mehta	Authorized Signature: /s/ Thomas Huddleston
Name: Muk Mehta	Name: Thomas Huddleston
Title: Chief Technology Innovation Officer	Title: CIO and Managing Director
Date: 5/3/2022	Date: 5/3/2022

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Attachment 1

AssetMark, Inc.- Redi2 Wealth Manager™ Implementation Services Proposal

[***]

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First Amendment to Master Software License and Services Agreement between Redi2 Technologies Inc. (“Redi2”) and AssetMark, Inc. (“AssetMark”)

This First Amendment (“First Amendment”) to Master Software License and Services Agreement is entered into effective as of July 29, 2022                              (“Amendment Effective Date”) between Redi2 and AssetMark.

Whereas, Redi2 and AssetMark entered into the Master Software License and Services Agreement dated as of May 3, 2022 (the “Agreement”), and

Whereas, Redi2 and AssetMark wish to memorialize the parties understanding on the use of Company Data, including AssetMark’s Corporate Confidential Information, pursuant to the Agreement.

Now therefore, for and in consideration of these premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

1.Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.Understanding. Pursuant to Section 6.1 (Managed Hosting Provider) of the Agreement, AssetMark’s deployment of the Redi2’s Wealth Manager Billing functionality exists through a separate and isolated database at [***] data center. The Wealth Manager Billing functionality is delivered through the use of [***] virtual servers. With the use of the virtual server configuration, Redi2 has the capability to isolate AssetMark’s database from other Redi2 client data. Redi2 hereby acknowledges and agrees that no AssetMark Company Data, including [***], serviced through Redi2’s Wealth Manager Billing functionality will be utilized by Redi2’s affiliates for any purpose other than as specifically described in the Agreement.  In order to provide the services set forth in the Agreement, Redi2, including any successor in interest, and Redi2’s affiliates, will have access to AssetMark Company Data, including [***], through Redi2’s Wealth Manager Billing functionality and operating systems and databases.  Redi2 hereby acknowledges and agrees the AssetMark Company Data, including [***] will be logically separated from any operating systems and databases utilized by Redi2’s affiliates, and such AssetMark Company Data, including [***], shall not be used in any manner by Redi2, including any successor in interest, or its affiliates except as expressly provided for in the Agreement.  Any breach of this Section shall be deemed a non-curable, material breach of the Agreement.

3.Scope of Amendment. This First Amendment to the Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this First Amendment and all past dealing or industry custom. This First Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as modified in this First Amendment; and the terms as modified by this First Amendment, are hereby ratified and confirmed.

IN WITNESS WHEREOF this First Amendment has been executed as of the Amendment Effective Date by the parties hereto by their respective duly authorized representatives.

AssetMark, Inc.:Redi2 Technologies, Inc.:

Signature: /s/ Gary G. Zyla	Signature: /s/ Tony Leal
Name: Gary Zyla	Name: Tony Leal
Title: EVP, CFO & Treasurer	Title: President

Date: 7/29/2022         Date: July 29, 2022

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